Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation (the “Corporation”), which anticipates filing with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more registration statements on Form S-8 for the purpose of registering common stock of the Corporation (i) to be issuable pursuant to the exercise of converted stock options granted under employee benefit plans of Hercules Incorporated (“Hercules”) and (ii) to be purchased by and/or allocated to participants in the Hercules Incorporated Savings and Investment Plan pursuant to the provisions of such plan, hereby constitutes and appoints JAMES J. O’BRIEN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact to execute and file on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation, such registration statement(s) and any or all amendments (including post-effective amendments and any related registration statements pursuant to Rule 462) and any and all applications and documents to be filed with the Securities and Exchange Commission pertaining to the registration statement(s), with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable to be done in the premises, as fully and for all intents and purposes as the undersigned could do in person, hereby ratifying and approving the acts of said attorneys-in-fact and any such substitute.

Dated: September 17, 2008

/s/ James J. O’Brien
James J. O’Brien, Chairman of the Board and Chief Executive Officer	Barry W. Perry, Director

/s/ Lamar M. Chambers	/s/ Mark C. Rohr
Lamar M. Chambers, Senior Vice President, Chief Financial Officer and Controller	Mark C. Rohr, Director

/s/ Roger W. Hale	/s/ George A. Schaefer, Jr.
Roger W. Hale, Director	George A. Schaefer, Jr., Director

/s/ Bernadine P. Healy	/s/ Theodore M. Solso
Bernadine P. Healy, Director	Theodore M. Solso, Director

/s/ Kathleen Ligocki
Kathleen Ligocki, Director	John F. Turner, Director

/s/ Vada O. Manager	/s/ Michael J. Ward
Vada O. Manager, Director	Michael J. Ward, Director